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                               CONSENT OF COUNSEL


          We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A (Securities Act File No. 33-4806, Investment Company File No. 811-4636) of The Galaxy Fund - New York Municipal Bond Fund.




                                         /s/ Willkie Farr & Gallagher
                                         ----------------------------
                                         Willkie Farr & Gallagher





February 26, 1999
New York, New York